Exhibit 10.22

AMENDMENT NO. 1 AND LIMITED WAIVER

TO

$30,000,000 GBP/EURO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 AND LIMITED WAIVER dated as of December 14, 2004 (this “Amendment”), is entered into by and among Euronet Worldwide, Inc., as Borrower Agent (the “Borrower Agent”), e-pay Holdings Limited and Delta Euronet GmbH (each a “Borrower”, and collectively, the “Borrowers”) and Bank of America, N.A. (“Bank of America”), as agent and a Lender (the “Lender”).

RECITALS

A. The Borrower Agent, the Borrowers and the Lender, as agent and a lender have entered into that certain $30,000,000 GBP/EURO. Credit Agreement dated as of October 25, 2006 (the “Credit Agreement”).

B. The Borrower Agent and the Borrowers have requested that the Lender grant certain waivers and amendments to the Credit Agreement, including to permit the issuance and sale of certain Convertible Senior Debentures, as more fully described herein.

C. Subject to the representations and warranties of the Borrower Agent and the Borrowers and upon the terms and conditions set forth in this Amendment, the Lender is willing to grant such waivers and amendments as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and to induce the Lender to enter into this Amendment, the Borrower Agent, the Borrowers and the Lender hereby agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2. AMENDMENTS.

2.1 Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.7 Indebtedness. Except as disclosed on Schedule 10.1 or as otherwise permitted by Section 10.1, no Borrower has any Indebtedness for money borrowed or any direct or indirect obligations under any leases or any agreements of guaranty or security except for the endorsement of negotiable instruments in the ordinary course of business for deposit or collection. The Indebtedness disclosed on Schedule 10.1 or that is otherwise permitted by Section 10.1 is not superior in any right of payment or otherwise to any Indebtedness owing to the Agent of the Lenders.”

2.2 Section 8.4(d) of the Credit Agreement is hereby amended as follows:

(a) the word “and” immediately proceeding clause (ii) therein is deleted; and

(b) the following new clause (iii) is inserted immediately after clause (ii):

“ and, (iii) that no default or event of default exists pursuant to the Convertible Senior Debenture Documents or, if any such default or event of default exists, stating the nature and status thereof.”

2.3 Section 8.5 of the Credit Agreement is hereby amended by inserting at the end of such Section the phrase:

“, including, without limitation, the occurrence of any default or event of default of the Borrower Agent under any Convertible Senior Debenture Document”

2.4 The definition of “Funded Debt” in Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Funded Debt” means, without duplication, all long term and current Indebtedness as described in subsections (i), (iii) and (vi) of the definition of “Indebtedness” set forth in Exhibit 1 hereto (including Indebtedness to shareholders), less any proceeds of any Indebtedness incurred by the Borrower Agent in connection with the issuance and sale of the Convertible Senior Debentures held by the Borrower Agent in the Proceeds Account.

2.5 Section 10.1 of the Credit Agreement is hereby amended by inserting the following proviso at the end of such Section:

“; provided that no Indebtedness otherwise permitted by this Section 10.1, shall result in or cause a breach or default under any Convertible Senior Debenture Document”

2.6 Section 10.2 of the Credit Agreement is hereby amended by inserting at the end of the last paragraph of such Section the following:

“provided further that no Lien otherwise permitted by this Section 10.2 shall result in the creation or imposition of a Lien on the assets of the Borrower Agent or any of its Subsidiaries under any Convertible Senior Debenture Document”

2.7 Section 10.9 of the Credit Agreement is hereby amended by adding at the end of the last paragraph of such Section the following sentence:

“In no event will any Investment otherwise permitted by this Section 10.9 result in or cause a breach or default under any Convertible Senior Debenture Document.”

2.8 Exhibit 1 to the Credit Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

“Convertible Senior Debenture Indenture” shall mean that certain Indenture between the Borrower Agent and U.S. Bank National Association, as Trustee, dated as of December [—], 2004, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.

“Convertible Senior Debentures” shall mean the Convertible Senior Debentures issued by the Borrower Agent pursuant to the Convertible Senior Debenture Indenture, in the maximum aggregate principal amount not to exceed $125,000,000 (or such greater amount to the extent the initial purchaser’s option to purchase additional Convertible Senior Debentures is exercised in accordance with its terms, provided that such amount shall not exceed $140,000,000), as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.

“Convertible Senior Debenture Documents” shall mean the Convertible Senior Debenture Indenture and the Convertible Senior Debentures.

“Proceeds Account” shall mean that certain account maintained with the Agent, established by the Borrower Agent for the purpose of depositing proceeds in connection with the issuance and sale of the Convertible Senior Debentures, unless such account offers inferior interest rates or fees than a comparable account with another reputable banking institution, and in such case the Borrower Agent may designate such comparable account as the “Proceeds Account”.

SECTION 3. WAIVERS

(a) The Lender hereby waives Section 8.10 of the Credit Agreement solely to the extent such Section requires EFT Services France SAS, Euronet Services spol s.r.o and PT Euronet Sigma Nusantara (the “Excluded Subsidiaries”), each an indirect Subsidiary of the Borrower Agent, to deliver to the Agent Guaranty Agreements executed by such Excluded Subsidiaries and each other Post Availability Condition in connection therewith.

SECTION 4. LIMITATIONS ON AMENDMENTS AND WAIVERS.

4.1 The amendments and waivers set forth in Sections 2 and 3 above are effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

4.2 This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and will remain in full force and effect.

SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrower Agent and each of the Borrowers represents and warrant to the Lender as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a different date) are true, accurate and complete in all material respects as of the date hereof and (b) no Default or Event of Default has occurred and is continuing;

5.2 The Borrower Agent and each Borrower has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. Such execution and delivery have been duly authorized by proper proceedings, and this Amendment constitutes the legal, valid and binding obligations of the Borrower Agent and each Borrower, enforceable against each of them in accordance with their respective terms;

5.3 The articles of incorporation or organization, bylaws, if any, or other charter documents of the Borrower Agent and each Borrower delivered to the Lender as a condition precedent to the effectiveness of the Credit Agreement are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution, delivery and performance of this Amendment will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower Agent and any Borrower, any provision of the Borrower Agent’s and each Borrower’s respective articles or certificate of incorporation, by-laws, if any, or other charter documents, or the provisions of any indenture, instrument or other written or oral agreement to which any Borrower is a party or is subject or by which the Borrower Agent and any Borrower or any of its property is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of its property pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required by or in respect of the Borrower Agent and the Borrowers to authorize or is required in connection with the execution, delivery and performance of or the enforceability of this Amendment;

SECTION 6. EXPENSES. The Borrowers, jointly and severally, agree to pay to Lender upon demand, the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which Lender may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 7. REAFFIRMATION. The Borrower Agent and each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

SECTION 8. EFFECTIVENESS. This Amendment will become effective as of the date hereof upon:

8.1 The execution and delivery of this Amendment, whether the same or different copies, by the Borrower Agent, each Borrower and Lender;

8.2 The Lender shall have received copies of all Convertible Senior Debenture Documents and any other documents or instruments with respect thereto which, in each case, shall be in form and substance satisfactory to the Lender; and

8.3 The Borrower Agent shall have consummated the issuance and sale $125,000,000 in the aggregate (or such greater amount to the extent the initial purchaser’s option to purchase additional Convertible Senior Debentures is exercised in accordance with its terms, provided that such amount shall not exceed $140,000,000) of the Convertible Senior Debentures (as defined by the Credit Agreement as amended hereby).

SECTION 9. GOVERNING LAW. This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Missouri.

SECTION 10. CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF. The Borrower Agent and each Borrower hereby represents and warrants to the Lender that it has no knowledge of any facts what would support a claim, counterclaim, defense or right of set-off.

SECTION 11. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER AGENT:	EURONET WORLDWIDE, INC.,
a Delaware corporation

	By:	/s/ Rick Weller
	Name:	Rick Weller
	Title:	Executive Vice President and Chief Financial Officer

BORROWERS:	E-PAY HOLDINGS LIMITED,
a limited liability company incorporated in
England and Wales

	By:	/s/ Jeff Newman
	Name:	Jeff Newman
	Title:	Director

DELTA EURONET GMBH.,
a German Company with limited liability

	By:	/s/ Roger Heinz
	Name:	Roger Heinz
	Title:	Managing Director

AGENT AND LENDER	BANK OF AMERICA, N.A.

	By:	/s/ John P. Mills
	Name:	John P. Mills
	Title:	Vice President